Exhibit 4.2

                  SECURITIES PURCHASE AGREEMENT dated as of October 29, 1999 (the "Agreement") by and among (i) Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("Greenwich II"), GSCP Offshore Fund, L.P., a Cayman Islands limited partnership ("GSCP Offshore"), Greenwich Fund, L.P., a Delaware limited partnership ("GF"), Greenwich Street Employees Fund, L.P., a Delaware limited partnership ("GSEF"), and TRV Executive Fund, L.P., a Delaware limited partnership ("TRV," together with Greenwich II, GSCP Offshore, GF and GSEF, each a "Purchaser" and collectively, the "Purchasers"); and (ii) Walnut Financial Services, Inc., a Utah corporation (the "Company").

                              W I T N E S S E T H:

                  Pursuant to the Amended and Restated Agreement and Plan of Merger dated as of August 5, 1999 (the "Merger Agreement") among the Company, Tower Hill Securities, Inc., a New York corporation ("Tower Hill"), and Tower Hill Acquisition Corp., a New York corporation and wholly-owned subsidiary of the Company ("Newco"), Newco shall be merged with and into Tower Hill (the "Merger"). The Company will change its name to "THCG, Inc." at substantially the same time as the Merger is effected.

                  Substantially simultaneously with the consummation of the Merger, but subject to the effectiveness of the Merger, the Purchasers desire to acquire from the Company, and the Company desires to issue and sell to the Purchasers, for the consideration hereinafter provided, the Securities (as defined in Section 1(a)).

                  Capitalized terms used in this Agreement without definition have the meanings assigned to such terms in the Merger Agreement. For purposes hereof, the term "Purchaser Documents" shall mean and include this Agreement and the "Warrants," the "Registration Rights Agreement," the "Voting Agreement", the "Tag-Along Agreement" and the "Escrow Agreement" (as such terms are hereinafter defined), together with all amendments, modifications and supplements thereof.

                  NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Purchasers and the Company hereby agree as follows:

         1.       Sale and Purchase of Securities; the Closing.

                  (a) Sale and Purchase of Securities. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions of the Escrow Agreement, the Company shall sell, assign, convey and deliver to the Purchasers, and the Purchasers shall purchase, acquire, accept from the Company and pay for, in regard to each Purchaser, in the amounts and at the prices set forth on Schedule A attached hereto, an aggregate of (i) 2,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"); (ii) Warrants to purchase 1,000,000 shares of Common Stock at a per share exercise price equal to the greater of (w) 1.5 multiplied by the initial exercise price of options to purchase Common Stock that are granted to Company Principals (as defined below in this Section 1(a)) substantially at the time of the Merger (such options being herein referred to as the "Company Principals Options"), or (x) $3.00, substantially in the form attached hereto as Exhibit A-1 (the "Initial Warrants"); and (iii) Warrants to purchase 1,000,000 shares of Common Stock at a per share exercise price equal to the greater of (y) 2.0 multiplied by the

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initial  exercise  price  of the  Company  Principals  Options,  or  (z)  $4.00,
substantially in the form attached hereto as Exhibit A-2 (the "Additional Warrants" and, together with the Initial Warrants, the "Warrants"). The Shares and the Warrants are collectively referred to herein as the "Securities." For purposes of the Purchaser Documents, the term "Company Principal(s)" shall mean any Person who: (i) is an executive officer, director or Affiliate of the Company or any executive officer or director of any Affiliate of the Company or any Related Person of any of the foregoing, or (ii) prior to the Merger was a shareholder, executive officer, director or Affiliate of Tower Hill or of any shareholder, executive officer or director of Tower Hill or any Related Person of any of the foregoing (each of the foregoing persons referred to in this clause (ii), a "THSI Principal").

                  (b) The Closing. Subject to the termination of this Agreement pursuant to Section 7, and subject to the release of the "Escrow Documents" (as defined in the Escrow Agreement) in accordance with the provisions of Section 4(a) of the Escrow Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be deemed to have occurred substantially simultaneously with the consummation of the Merger and provided that the conditions set forth in Section 6 hereof have been satisfied. The date on which the Closing is deemed to have occurred is hereinafter referred to as the "Closing Date."

         2.       Consideration; Delivery.

                  (a) Escrow Agreement. On the Closing Date, the parties hereto shall enter into an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement") with the "Escrow Agent" described therein, and the execution copies of the Purchaser Documents (other than this Agreement and the Escrow Agreement) shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement. The Purchaser Documents (other than this Agreement and the Escrow Agreement) shall not be effective unless and until such copies are released by the Escrow Agent in accordance with the provisions of
Section 4(a) of the Escrow Agreement.

                  (b) Consideration. The aggregate consideration for the Securities shall be five million dollars ($5,000,000), payable in cash (the "Purchase Price"). On the Closing Date, the Purchase Price shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement and shall be released by the Escrow Agent only in accordance with the terms of the Escrow Agreement.

                  (c) Delivery of Securities. On the Closing Date, the Company shall deliver to the Escrow Agent duly executed certificates and instruments dated as of the Closing Date registered in the names of the Purchasers representing the Securities purchased by the Purchasers in conformity the applicable Purchaser Documents, such certificates and instruments to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement and shall be released by the Escrow Agent only in accordance with the terms of the Escrow Agreement.

                  (d) Registration Rights Agreement; Voting Agreement and Tag-Along Agreement. On the Closing Date, the parties hereto shall enter into a Registration Rights Agreement substantially in the form of Exhibit C hereto (the "Registration Rights Agreement"), the other parties to the Voting Agreement substantially in the form of Exhibit D hereto (the "Voting Agreement") and the Tag-Along Agreement substantially in the form of Exhibit E hereto (the "Tag-Along Agreement") shall have entered into the Voting Agreement and the Tag-Along

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

Agreement, and counsel to the Company shall have issued opinions substantially in the form of Exhibits F-1, F-2 and F-3 hereto (the "Legal Opinions"). The Registration Rights Agreement, the Voting Agreement, the Tag-Along Agreement and the Legal Opinions shall be delivered to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, shall be dated as of the Closing Date and shall be released by the Escrow Agent only in accordance with the terms of the Escrow Agreement. The Registration Rights Agreement, the Voting Agreement, the Tag-Along Agreement and the Legal Opinions shall not be effective unless and until such copies are released by the Escrow Agent in accordance with the provisions of Section 4(a) of the Escrow Agreement; but upon their release pursuant to Section 4(a) of the Escrow Agreement, such Escrow Documents shall be effective from and after the Closing Date.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

                  (a) Organization and Good Standing.  The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to issue the Securities. The Company has heretofore delivered to Greenwich II (on behalf of all of the Purchasers) true and complete copies of its certificate of incorporation and by-laws, together with all amendments, modifications and supplements thereof. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change, event or effect (i) in, on or relating to the business of the Company or a Purchaser, as applicable, that is, or is reasonably likely to be, materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company or such Purchaser, as applicable, taken as a whole, other than any change or effect arising out of general economic conditions in the United States or (ii) that may prevent or materially delay the performance of the Purchaser Documents by the Company or such Purchaser, as applicable, or the consummation by the Company or such Purchaser, as applicable, of the transactions contemplated by the Purchaser Documents (including without limitation, the BDC Withdrawal (as defined in the Merger Agreement)).

                  (b) Authorization of Agreement. The Company has all necessary corporate power and authority to execute and deliver the Purchaser Documents, to issue the Securities and to consummate the other transactions contemplated by the Purchaser Documents and to perform its obligations under the Purchaser Documents. The execution and delivery by the Company of the Purchaser Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized and approved by the board of directors of the Company, and assuming approval by the shareholders of the Company pursuant to the Company's Articles of Incorporation and Bylaws and the Business Corporations Act of the State of Utah, no other corporate proceedings on the part of the Company are, or will be, necessary to authorize the Purchaser Documents or to consummate the transactions contemplated thereby. Each of the Purchaser Documents has been, or will be at the Closing, assuming the due authorization, execution and delivery by the Purchasers of the Purchaser Documents, duly and validly executed and delivered by the Company and constitutes, or will constitute at the Closing, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

                  (c)      No Conflicts; Consents of Third Parties.

                           (i) No filing,  registration  or  submission  with or
notice to, and no permit, authorization, consent or approval of or with (collectively, "Filings and Approvals"), any Governmental Entity is, or will be, necessary for the execution and delivery by the Company of the Purchaser Documents, the issuance of the Securities or the consummation by the Company of the transactions contemplated thereby, except: (A) Filings and Approvals with the SEC and the National Association of Securities Dealers (the "NASD"); (B) Filings and Approvals that, if not made or obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (C) Filings and Approvals which have been made or obtained and which are unconditional and in full force and effect.

                           (ii) No consent or approval of any third party is, or
will be, necessary for the execution and delivery by the Company of the Purchaser Documents, the issuance of the Securities or the consummation by the Company of the other transactions contemplated thereby, except consents or approvals of the SEC and the NASD (including without limitation the making of an additional listing application with Nasdaq with respect to the issuance of the Shares), and except such consents and approvals which have been obtained and which are unconditional and in full force and effect.

                           (iii) Neither the execution, delivery and performance
by the Company of the Purchaser Documents, the issuance of the Securities nor the consummation by the Company of the other transactions contemplated by the Purchaser Documents, will (x) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which its properties or assets are bound, or (z) assuming that all Filings and Approvals have been made or obtained, violate any Law or any Governmental Order applicable to the Company or its properties or assets, except in the case of clauses (y) or (z) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (d)      Capitalization.

                           (i)  The  authorized  capital  stock  of the  Company
consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as contemplated by any of the Purchaser Documents (other than the Escrow Agreement) and except as set forth on Schedule 3(d)(i) to this Agreement, there are not any outstanding (and immediately following the consummation of the Merger and the Related Transactions and the issuance of all shares, securities and instruments pursuant to the Merger Agreement, the Related Agreements and this Agreement there will not be any outstanding) contractual obligations of the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of the Company. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

                           (ii) The  Securities  have been duly  authorized  and
will be issued, free and clear of all liens, encumbrances and claims and rights of third parties (excluding liens, encumbrances, claims and rights of third parties claiming by, through or under any Purchaser), and are fully paid (subject to the release of the Purchase Price therefor in accordance with the terms of Section 4(a) of the Escrow Agreement) and non-assessable, and the issuance of such Securities is not subject to any preemptive right of any Person. A sufficient number of shares of Common Stock have been duly authorized and reserved for issuance upon exercise of the Warrants, and upon issuance in accordance with the terms of the Warrants, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable and the issuance of such Common Stock is not and will not be subject to any preemptive right of any Person. Schedule 3(d)(ii) hereto sets forth all of the shares of capital stock, all warrants, options and rights to acquire shares of the capital stock and all convertible securities of the Company which will be outstanding immediately following the consummation of the Merger and the Related Transactions and the issuance of all shares, securities and instruments pursuant to the Merger Agreement, the Related Agreements and this Agreement. The Shares issued to the Purchasers will represent 30% of the Common Stock of the Company on a fully-diluted basis (assuming the exercise of all warrants, options and rights to acquire shares of the capital stock and all convertible securities) as of immediately following the consummation of the Merger and the Related Transactions and the issuance of all shares, securities and instruments pursuant to the Merger Agreement, the Related Agreements and this Agreement. The shares of Common Stock that will be issued as a result of the Merger will be, when issued in accordance with the terms of the Merger Agreement, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. The Company has heretofore delivered to Greenwich II (on behalf of the Purchasers) a copy of the Merger Agreement (together with all amendments, modifications and supplements thereto).

                  (e) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or arbitrator or any Governmental Entity relating to the transactions contemplated by the Purchaser Documents.

                  (f) Merger Agreement. The representations and warranties of the Company, Tower Hill and Newco contained in the Merger Agreement were true and correct as of the date of the Merger Agreement and the Purchasers shall be entitled to rely upon such representations and warranties in connection with the Purchaser Documents and the purchase of the Securities and the consummation of the other transactions under the Purchaser Documents.

                  (g) Disclosure. The final Proxy Statement of the Company accompanying the Notice of Special Meeting of Stockholders dated September 30, 1999 (the "Proxy Statement") with respect to the Company and the transactions contemplated by the Purchaser Documents and the Proxy Statement, and the representations and warranties by the Company contained in the Purchaser Documents and in any Schedule or certificate furnished or to be furnished by the Company pursuant thereto, do not contain or will not, as of the Closing Date, contain any untrue statement of a material fact, and do not omit or will not, as of the Closing Date, omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3(g) or elsewhere in this Agreement or in any Schedule or certificate furnished or to be furnished as aforesaid pursuant hereto shall not be affected or deemed waived by reason of the fact that the Purchasers or their representatives know or should have known that any such representation or warranty is or might be inaccurate in any respect.

                  (h) Merger and Related Transactions. The Merger and the other "Related Transactions" (as described in the Proxy Statement), if consummated, will be consummated in all material respects in accordance with the terms, and subject to the conditions, set forth in the Merger Agreement as in effect on the date of this Agreement and as described in the Proxy Statement and without any material amendment or waiver thereof; subject to the escrow of the documents pertaining to the Related Transactions and, in accordance with the terms of such escrow arrangements, the Related Transactions will be effected and the documents pertaining thereto will be released from escrow prior to, or at the same time as, the release of the Escrow Documents in accordance with the terms of Section 4(a) of the Escrow Agreement.

         4.       Representations   and   Warranties  of  the   Purchaser.   The
Purchasers, jointly and severally, hereby represent and warrant to the Company that:

                  (a) Organization and Good Standing. Each Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  (b) Authorization of Agreement. Each Purchaser has all necessary power and authority to execute and deliver the Purchaser Documents, to consummate the transactions contemplated by the Purchaser Documents, and to perform its obligations under the Purchaser Documents. The execution and delivery by each Purchaser of the Purchaser Documents and the consummation by each Purchaser of the transactions contemplated thereby have been duly authorized and approved by the general partner of each Purchaser, and no other proceedings on the part of any Purchaser are, or will be, necessary to authorize the Purchaser Documents or to consummate the transactions contemplated thereby. The Purchaser Documents have been, or will be at the Closing, assuming the due authorization, execution and delivery by the Company, duly and validly executed and delivered by each Purchaser and constitutes, or will constitute at the Closing, a valid, legal and binding agreement of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  (c)      No Conflicts; Consents of Third Parties.

                           (i)  No   Filing   and   Approval   of  or  with  any
Governmental Entity is, or will be, necessary for the execution and delivery by any Purchaser of the Purchaser Documents or the consummation by any Purchaser of the transactions contemplated thereby, except Filings and Approvals that, if not made or obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                           (ii) No consent or approval of any third party is, or
will be, necessary for the execution and delivery by any Purchaser of the Purchaser Documents or the consummation by any Purchaser of the transactions contemplated by the Purchaser Documents.

                           (iii) Neither the execution, delivery and performance
by any Purchaser of the Purchaser Documents, nor the consummation by any Purchaser of the transactions contemplated by the Purchaser Documents, will (x) conflict with or result in any breach of any provision of the applicable organizational documents of any Purchaser, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Purchaser is a party or by which its properties or assets are bound, or (z) assuming that all Filings and Approvals have been made or obtained, violate any Law or any Governmental Order applicable to any Purchaser or its properties or assets, except in the case of clauses (y) or (z) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (d) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of any Purchaser, threatened against any Purchaser before any court or arbitrator or any Governmental Entity relating to the transactions contemplated by this Agreement.

                  (e) Investment Representations. Each Purchaser understands that the Securities (including the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares")) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. Each Purchaser also understands that the Securities and the Warrant Shares are being offered and sold pursuant to one or more exemptions from such registration based in part upon each Purchaser's representations contained in this Agreement.

                           (i) Purchaser Bears Economic Risk. Each Purchaser has
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and is capable of evaluating the merits and risks of its investment in the Company. Each Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Securities and the Warrant Shares are registered under the Securities Act, or an exemption from registration is available. Each Purchaser also understands that there is no assurance that any exemption from registration will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Securities (or the Warrant Shares) under the circumstances, in the amounts or at the times such Purchaser might propose.

                           (ii)  Acquisition for Own Account.  Each Purchaser is
acquiring the Securities, and will acquire the Warrant Shares, for its own account for investment only, and will not sell, transfer or otherwise dispose of the Securities or the Warrant Shares, or any portion thereof or interest therein, in violation of the registration requirements of applicable federal and state securities laws.

                           (iii)  Accredited  Investor.  Each  Purchaser  is  an
accredited investor within the meaning of Regulation D under the Securities Act.

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

                           (iv) Company  Information.  Each Purchaser has had an
opportunity to discuss the Company's business, management and financial affairs with directors, officers and other management of the Company. Each Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                           (v) Rule 144. Each Purchaser  acknowledges and agrees
that the Securities (including the Warrant Shares) must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities law or an exemption from such registration is available. Each Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144"), which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a Person has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                           (vi)  Financing.  Each  Purchaser  has,  and  on  the
Closing Date will have, sufficient funds available to pay for the Securities to be purchased by it pursuant to Section 1.

         5. Covenants. The parties, as applicable, hereby covenant and agree as follows:

                  (a) Access to Information; Confidentiality. Upon reasonable notice, the Company shall afford to the executive officers, accountants, counsel and other representatives of Greenwich II (on behalf of the Purchasers) reasonable access, during the period prior to the Closing Date, to all its facilities, properties, assets, books, contracts and records and, during such period, the Company shall furnish promptly to Greenwich II (on behalf of the Purchasers) all information concerning its business, facilities, properties, assets and personnel as Greenwich II may reasonably request, and shall make promptly available to Greenwich II (on behalf of the Purchasers) the appropriate individuals (including officers, employees, accountants, counsel and other professionals) for discussion of the Company's business, facilities, properties, assets and personnel as Greenwich II may reasonably request. The Purchasers shall keep such information confidential in accordance with the terms of the Confidentiality Agreement dated September 2, 1999 between THCG, Inc. and Greenwich II. By their execution of this Agreement, the Company agrees to be bound by the terms of the foregoing Confidentiality Agreement to the same extent as THCG, Inc. was bound, and the Purchasers agree to be bound by the terms of the foregoing Confidentiality Agreement to the same extent as Greenwich II is bound.

                  (b) Reasonable Best Efforts; Further Action. Upon the terms and subject to the conditions set forth in the Purchaser Documents, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, or causing to be done, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to the Purchaser Documents, and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Purchaser Documents, including (i)
the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to make or obtain a Filing and Approval to, of or with, or to avoid an action or Proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes and intent of, the Purchaser Documents.

                  (c) Board Representation. As long as the Purchasers, in the aggregate, are the beneficial owners of 5.0% or more of the issued and outstanding shares of Common Stock on a fully-diluted basis (assuming for such purpose the exercise or conversion of all outstanding options, warrants and other convertible securities, including the Securities), Greenwich II shall be entitled to nominate one person (the "Purchaser Appointee") for election to the Board of Directors of the Company, provided, however, that such person is reasonably acceptable to the Company, and the Company shall use its best efforts to cause the Purchaser Appointee to be elected to the Board of Directors of the Company and to be appointed to the Compensation Committee (including any stock option or similar committee) of the Board of Directors of the Company.

                  (d)      Restrictions on the Conduct of Business.

                           (i) As long as the Purchasers,  in the aggregate, are
the beneficial owners of 5.0% or more of the issued and outstanding shares of Common Stock on a fully-diluted basis (assuming for such purpose the exercise or conversion of all outstanding options, warrants and other convertible securities, including the Securities), the Company shall not, without the prior written consent of Greenwich II, effect any merger, consolidation, recapitalization, redemption or repurchase, extraordinary dividend or distribution or any similar transaction or other extraordinary transaction affecting the Company or any of its Subsidiaries or any shares of capital stock of the Company or any of its Subsidiaries; provided, however, that the consent of Greenwich II shall not be required in connection with:

                                    (1) any of the transactions described in the
preceding paragraph as long as (A) all shares of the Common Stock owned by the Purchasers (including the Warrant Shares) are treated as favorably as all other then outstanding shares of the Common Stock are treated, and (B) without the prior written consent of Greenwich II, no holder of Common Stock (or any Affiliate or Related Person of such holder) receives in connection with the transaction any additional value or consideration (excluding any compensation payable in the ordinary course of business to employees of the Company or the successor entity in any such transaction, if applicable, related solely to the performance of their duties as employees);

                                    (2) any  repurchase of Common Stock upon the
termination of employment of any employee of the Company who is not or has not been a THSI Principal or who is not or has not been a director of the Company; provided, however, that such repurchase must be approved by the Independent Directors (as defined in Section 5(d)(iii)) and must be pursuant to the terms of a Plan (as defined in Section 5(d)(ii));

                                    (3) any  redemption  of shares of redeemable
preferred stock or other securities having redemption provisions issued after the consummation of the Merger with the approval of the Independent Directors to a Person who is not at the time of issuance a

Company Principal;

                                    (4)  open  market  purchases  of  shares  of
Common Stock approved by the Independent Directors; or

                                    (5) any repurchase or redemption (other than
as otherwise permitted by the foregoing clauses (1) through (4) of this Section 5(d)(i)), approved by the Independent Directors, of shares of the Common Stock held by any stockholder as long as the aggregate of such repurchases or redemptions (together with all prior repurchases or redemptions) from such stockholder and all Affiliates and Related Persons of such stockholder (taken together) does not exceed an amount equal to 5.0% or more of the number of shares of Common Stock on a fully-diluted basis (assuming for such purpose the exercise or conversion of all outstanding options, warrants and other convertible securities) outstanding immediately after the consummation of the Merger (including the Securities), as appropriately adjusted for stock splits and dividends, reverse stock splits and combinations after the consummation of the Merger.

                           (ii)  Except  as  set  forth  on  Schedule  5(d)(ii),
neither the Company nor any of its Subsidiaries shall issue or grant any registration rights with respect to any capital stock, or securities convertible into or exercisable for capital stock, of the Company or any Subsidiary without the prior written consent of Greenwich II; provided, however, that the foregoing restriction shall not prohibit (x) the grant of registration rights covering shares issued in an acquisition of, or a merger with, another Person, or in a private placement by the Company or any Subsidiary of shares of its capital stock or other securities, where such acquisition, merger or private placement does not involve, and the recipients of such capital stock or other securities (and such registration rights) are not Company Principals or (y) the registration on SEC Form S-8 of Common Stock issued pursuant to the Company's Employee Stock Incentive Plan established at the time of the Closing or any supplemental stock incentive plan approved by the Independent Directors (each, a "Plan"). Any registration rights granted pursuant to clause (x) of this Section 5(d)(ii) shall not be on terms more favorable than the terms of the registration rights granted to the Purchasers pursuant to the Registration Rights Agreement and any right to "piggyback" on any registration effected pursuant to the Purchasers' registration rights shall be subordinate to the Purchasers' demand registration rights in the event of any cut-back or hold-back of shares. The Purchasers shall have piggyback rights with respect to the exercise of any registration right granted pursuant to clause (x) of this Section 5(d)(ii); and the Purchasers shall have prorata sale rights with the persons who have exercised the registration rights, but priority sale rights over any other person whose shares are proposed to be included in the registration, in the event of any required cut-back or hold-back of shares to be sold pursuant to the registration right exercised.

                           (iii) All  compensation  of,  and other  transactions
with, any Company Principals shall be subject to the approval of the Independent Directors. For all purposes of the Purchaser Documents, the term "Independent
Directors" shall mean members of the Board of Directors of the Company other than the Company Principals whose compensation is being considered and who are not involved in and have no economic or other interest in the transaction being considered and any Affiliates or Related Persons of such Company Principals. For all purposes of the Purchaser Documents, the term "Related Person" shall mean and include any relative of the Person to which such Related Person refers (including any spouse, parent or grandparent, sibling, child or grandchild, step-child or step-grandchild or adopted child or adopted grandchild of such Person) and any trust or similar entity which exists for the benefit of such Person or any other "Related Person" of such Person in which the

Person or any "Related Person" of such Person has any economic or other interest.

                  (e)      Tag-Along Rights.

                           (i)  Subject  to Section  5(e)(vii),  if, at any time
after the Closing, any of the THSI Principals or any of their Transferees in an Exempt Transfer (as defined in Section 5(e)(viii)) (each, a "Section 5 Transferor") or any group of Section 5 Transferors proposes to Transfer any of such Person's Common Stock to a Person or Persons, except pursuant to an Exempt Transfer or a Charitable Transfer (as defined in Section 5(e)(viii)), prior to any such Transfer, such Section 5 Transferor shall promptly (and in any event at least 20 business days prior to the proposed closing date thereof) provide the Purchasers with written notice of the proposed Transfer (the "Transfer Notice") containing the following:

                                    (1) the name  and  address  of the  proposed
Transferee;

                                    (2) the  number of  shares  of Common  Stock
proposed to be Transferred by such Section 5 Transferor; and

                                    (3) the  purchase  price and other  material
terms and conditions of payment and the closing date for the proposed Transfer (including, if available, a copy of any purchase agreement related thereto).

                           (ii) If any Purchaser  wishes to  participate in such
Transfer, such Purchaser (or Greenwich II on behalf of such Purchaser) shall notify such Section 5 Transferor by written notice (the "Tag-Along Notice") on or before the expiration of 10 business days following receipt of the Transfer Notice that such Purchaser desires to Transfer to the proposed Transferee a part of its shares of Common Stock (as determined pursuant to the following sentence) on the same terms and conditions set forth in the Transfer Notice. The Tag-Along Notice shall specify the number of shares of Common Stock such Purchaser desires to Transfer (the "Tag-Along Amount"). The maximum number of shares of Common
Stock that such Purchaser shall be entitled to Transfer pursuant to the Tag-Along Notice shall be determined by multiplying the number of shares of Common Stock held by such Purchaser at the time of the Transfer Notice by a fraction, the numerator of which is the number of shares of Common Stock proposed to be Transferred to the Transferee by such Section 5 Transferor and the denominator of which is the aggregate number of shares of Common Stock then owned by all Section 5 Transferors. If no Purchaser provides the Section 5 Transferor with a Tag-Along Notice within the period above-specified, the
Section 5 Transferor shall be free to sell all or a portion of his Common Stock to the Transferee in the amount and on the same terms and conditions set forth in the Transfer Notice. If any Purchaser provides the Section 5 Transferor(s) with a Tag-Along Notice, the Section 5 Transferor may not effect such Transfer unless the Transferee shall have purchased the Tag-Along Amount or the Reduced Tag-Along Amount (as defined in Section 5(e)(iv)) from such Purchaser on the same terms and conditions set forth in the Transfer Notice.

                           (iii) The  Tag-Along  Notice given by such  Purchaser
shall constitute the Purchaser's irrevocable and binding agreement to Transfer to the Transferee the Tag-Along Amount or the Reduced Tag-Along Amount on the terms and conditions specified in the Transfer Notice.

                           (iv) If the sum (the "Aggregate  Shares  Offered") of
(w) the aggregate
number of shares of Common Stock proposed to be Transferred to the Transferee by the Section 5 Transferor and (x) the total of the Tag-Along Amounts for each Purchaser exceeds the maximum number of shares of Common Stock that such Transferee is willing to purchase (the "Maximum Number"), then (y) the maximum number of shares of Common Stock that such Section 5 Transferor shall be entitled to Transfer to the Transferee shall be reduced to the number (rounded down to the nearest whole share) obtained by multiplying the number of shares of Common Stock that such Section 5 Transferor proposed to Transfer to the Transferee by a fraction, the numerator of which is the Maximum Number and the denominator of which is the Aggregate Shares Offered, and (z) the maximum number of shares of Common Stock that any Purchaser which has delivered a Tag-Along Notice pursuant to Section 5(e)(ii) (the "Participating Purchasers") shall be entitled to Transfer to the Transferee pursuant to such Tag-Along Notice shall be reduced to the number (rounded up to the nearest whole share; the "Reduced Tag-Along Amount") obtained by multiplying the Tag-Along Amount of such Purchaser by the fraction described in clause (y) of this Section 5(e)(iv).

                           (v) The Participating Purchasers agree to execute and
deliver purchase agreements upon the same terms and subject to the same conditions as the Section 5 Transferor and shall take such action as the Transferee of such shares may reasonably request (including the delivery of certificates or other documents) to facilitate the consummation of the Transfer of such shares. Any indemnity provided by a Participating Purchaser to the Transferee in such purchase agreement will only relate to the shares of Common Stock Transferred by it. Any indemnity provided to the Transferee by the Section 5 Transferor will only relate to the shares of Common Stock Transferred by the
Section 5 Transferor.

                           (vi)   The   Section   5   Transferor(s)    and   the
Participating Purchasers shall be required to bear their pro rata share, based on the number of shares of Common Stock included in such Transfer, of the expenses of the transaction including, without limitation, legal, accounting and investment banking fees, commissions and expenses.

                           (vii)  Notwithstanding  any other  provision  of this
Section 5(e), if, at any time, any Section 5 Transferor or group of Section 5 Transferors proposes to sell shares of Common Stock beneficially owned by him or them in a public offering which, together with all prior Transfers, other than Exempt Transfers and Charitable Transfers, by all THSI Principals, exceed 25% of the aggregate of the shares of Common Stock (the "Original Shares") acquired by the THSI Principals (A) pursuant to the Merger and (B) upon exercise of options granted to the THSI Principals pursuant to the Merger Agreement and the Related Agreements (including without limitation under the Plan), then the Purchasers will have the right to sell in such public offering a number of shares of Common Stock equal to four times the number of shares of Common Stock proposed to be sold by the THSI Principals in excess of such 25% of their Original Shares and such THSI Principals shall cut-back the number of shares of Common Stock proposed to be sold by them in such public offering so as to accommodate the Transfer by the Purchasers of their shares of Common Stock pursuant to this
Section 5(d)(vii); provided, however, that the foregoing shall not be applicable to any sale by the Section 5 Transferors of shares of Common Stock pursuant to Rule 144 if, at the time of such proposed sale pursuant to Rule 144, any Purchaser is then permitted (subject to the volume limitations of Rule 144) also to effect sales under Rule 144. Any allocation among the Purchasers of shares to be transferred pursuant to this Section 5(e)(vii) shall be determined by Greenwich II.

                           (viii) For purposes of the Purchaser  Documents,  the
term "Transfer" shall mean any sale, assignment, disposition, mortgage, pledge or similar lien or encumbrance or other transfer or grant or any right to effect any of the foregoing; unless in the case of the grant of any mortgage, pledge or similar lien or encumbrance the mortgagee, the pledgee or holder of the lien or encumbrance agrees in writing with the Purchasers that any further sale, assignment, disposition or transfer or grant of any such right shall be subject to the provisions of this
Section 5 and to be deemed a "Section 5 Transferor" for all purposes of this Agreement. For purposes of the Purchaser Documents, the term "Exempt Transfer" shall mean a direct or indirect Transfer of capital stock of the Company to a Person's Related Person provided that such capital stock shall continue to be subject to the provisions of this Section 5 in connection with any further Transfers. For purposes of the Purchaser Documents, the term "Charitable Transfer" shall mean a Transfer of capital stock of the Company to an organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that the Person does not retain any economic or other interest in the shares.

                           (ix)  In  the  event  of any  merger,  consolidation,
recapitalization, reclassification, stock split or combination, distribution of property (other than cash) or securities, obligations or instruments, or any other transaction affecting the Common Stock, the provisions of this Section 5 shall apply to any stock, security, obligations, instruments or property which have been issued in connection therewith to any Section 5 Transferor.

                  (f) Nasdaq Listing Application. The Company shall file an Application for Listing of Additional Shares with the NASD with respect to the Shares and the Warrant Shares. Such Application for Listing of Additional Shares shall be with respect to designation as a National Market System security by The Nasdaq Stock Market; however, the Company may delay the filing of such Application for Listing of Additional Shares until it is determined by the NASD whether the current designation of the Common Stock of the Company as a National Market System security shall continue. In the event that the NASD shall determine that the designation of the Common Stock as a National Market System security shall not continue, or otherwise if requested by Greenwich II, the Company shall file promptly an Application for Listing of Additional Shares with respect to designation as a Smallcap security by The Nasdaq Stock Market and with respect to the Shares and the Warrant Shares.

                  (g) Public Announcements. No party will issue or cause the publication of any press release or other public announcement with respect to the Purchaser Documents or the transactions contemplated by the Purchaser Documents without the prior written consent of the other party hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which case the party making such determination will allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

                  (h) Investment Opportunities. Company agrees that it will use its reasonable efforts to offer Greenwich II, or affiliates of Greenwich II as designated by Greenwich II, the opportunity to invest in private placements in which the Company acts as the placement agent, financial advisor or principal investor.

                  (i) No Regulatory Filings. The Company and its Subsidiaries shall not effect or engage in any transaction, investment or business which might impose upon any Purchaser (or any of its Affiliates, partners, directors, officers or employees) any obligation under any Law to file any reports, or to furnish any information to any governmental authority (other than reports or information required to be made or furnished under the Exchange Act and the rules and regulations promulgated thereunder). In the event any Law, rule or governmental regulation shall be enacted or adopted subsequent to the Company or its Subsidiaries effecting or making any transaction or investment, or subsequent to the commencement of any business, the Company shall use commercially reasonable efforts to restructure such transaction, investment or business so as to avoid any such reporting or information obligation imposed on any Purchaser (or any of its Affiliates, partners, directors, officers or employees).

                  (j) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the purposes described in the Proxy Statement and for general corporate purposes.

                  (k) Name Change. The Company shall, prior to the release of the Escrow Documents pursuant to Section 4(a) of the Escrow Agreement, change the name of the Company to "THCG, Inc."

         6.       Conditions to Closing.

                  (a)      Conditions Precedent to Each Party's Obligations.

                  The respective obligations of each party hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived in writing by the Company or Greenwich II (on behalf of all the Purchasers), as the case may be):

                           (i) All  consents  and  approvals  of the  Boards  of
Directors and shareholders of the Company and the other parties to the Merger Agreement and the Related Transactions required for the consummation of the Merger, the change of the name of the Company to "THCG, Inc.", the Related Transactions and the transactions under the Purchaser Documents shall have been obtained. All of the other conditions to the obligations of the parties to consummate the Merger, the Related Transactions and the transactions under the Purchaser Documents, and to effect the name change, shall have been satisfied subject only to: (A) the filing of articles of merger with the Secretary of State of the New York to effect the Merger; and (B) the filing of the BDC Withdrawal; and (C) the escrow of the documents pertaining to the Related Transactions and, in accordance with the terms of such escrow arrangements, such documents pertaining thereto being released from escrow prior to, or at the same time as, the release of the "Escrow Documents" (as defined in the Escrow Agreement") in accordance with the terms of Section 4(a) of the Escrow Agreement.

                           (ii) No Law or  Governmental  Order  shall  have been
enacted, entered, promulgated or enforced which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by the Purchaser Documents, or which subjects any party to substantial damages as a result of the consummation of the transactions contemplated by the Purchaser Documents.

                           (iii) All required consents,  approvals,  waivers and
authorizations of any Governmental Entity or Regulatory Agency which are necessary to effect the transactions contemplated by the Purchaser Documents at the Closing shall have been obtained.

                           (iv) The Escrow  Agreement  shall have been  executed
and delivered by the parties hereto and the Escrow Agent; and the Escrow Documents, the Shares and the

Warrants and the Purchase Price shall have been deposited with the Escrow Agent in accordance with this Agreement and the Escrow Agreement.

                  (b)      Conditions Precedent to Obligations of the Company.

                  The obligations of the Company hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by the Company):

                           (i) Accuracy of Representations  and Warranties.  The
representations and warranties of each Purchaser set forth in Section 4 hereof shall be true and accurate in all material respects (other than those qualified by materiality or Material Adverse Effect which shall be true and accurate) on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and each Purchaser shall execute and deliver a certificate to such effect by an officer of such Purchaser.

                           (ii)  Covenants.  Each Purchaser shall have performed
and complied in all material respects with all of its covenants required to be performed by it under the Purchaser Documents on or before the Closing Date, and each Purchaser shall execute and deliver a certificate to such effect by an officer of such Purchaser.

                           (iii) Delivery of Certificates.  At the Closing, each
Purchaser shall deliver the certificates required by Sections 6(b)(i) and (ii) hereof to the Escrow Agent for deposit into escrow pursuant to the terms and conditions of the Escrow Agreement.

                  (c)      Conditions    Precedent   to   Obligations   of   the
Purchasers.

                  The obligations of the Purchasers hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by Greenwich II, on behalf of the Purchasers):

                           (i) Accuracy of Representations  and Warranties.  The
representations and warranties of the Company set forth in Section 3 hereof and the representations and warranties of the Company, Newco and Tower Hill set forth in the Merger Agreement shall be true and accurate in all material respects (other than those qualified by materiality or Material Adverse Effect which shall be true and accurate) on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and the Company shall execute and deliver a certificate to such effect by an officer of the Company.

                           (ii) Covenants.  The Company shall have performed and
complied in all material respects with all of the covenants required to be performed by the Company under the Purchaser Documents on or before the Closing Date, and the Company shall execute and deliver a certificate to such effect by an officer of the Company.

                           (iii) Delivery of Certificates.  At the Closing,  the
Company shall deliver the  certificates  issued pursuant to Sections 6(c)(i) and
(ii) to the Escrow Agent for deposit into escrow pursuant to the terms and conditions of the Escrow Agreement.

                           (iv) Board  Nominee.  The Board of  Directors  of the
Company shall have elected Keith Abell to the Board of Directors of the Company as the Purchaser Nominee

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effective  upon the  satisfaction  of the terms of  Section  4(a) of the  Escrow
Agreement; and the THSI Principals shall have executed and delivered to the Escrow Agent, for deposit into escrow pursuant to the terms and conditions of the Escrow Agreement, an agreement substantially in the form attached hereto as Exhibit D hereto wherein the THSI Principals agree to vote their shares for the election of the Purchaser Appointee as a director of the Company (the "Voting Agreement").

                           (v) Issuance of the Securities.  The Securities shall
have been duly authorized and validly issued pursuant to Section 2(c) hereof (against the payment of the purchase price therefor pursuant to Section 2(b) hereof), free and clear of all liens, encumbrances and claims and rights of third parties (including without limitation preemptive rights, but excluding liens, encumbrances, claims and rights of third parties claiming by, through or under any Purchaser); and the Purchasers shall have received the Legal Opinions.

         7.       Termination of Agreement.

                  (a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

                           (i) by mutual  written  consent duly  executed by the
Company and Greenwich II (on behalf of the Purchasers);

                           (ii)  by  either  Greenwich  II  (on  behalf  of  the
Purchasers) or the Company, if the Merger Agreement is terminated in accordance with its terms; or

                           (iii) by Greenwich  II (on behalf of the  Purchasers)
or the Company at any time after December 31, 1999 if the Closing shall not have occurred on or before that date.

                  (b) Notice of Termination. Any termination of this Agreement under Section 7(a) hereof will be effective by the delivery of written notice (in accordance with the provisions of Section 10(b)) of the terminating party to the other parties hereto.

                  (c) Effect of Termination. In the case of any termination of this Agreement as provided in this Section 7, this Agreement shall be of no further force and effect; provided, however, that a termination of this Agreement shall not relieve any party from liability for any breach of this Agreement or defeat or impair the right of any party to pursue such relief as may otherwise be available to it as a result of any breach of this Agreement or any of the representations, warranties, covenants or agreements contained herein.

         8. Legend on Certificates. Each stock certificate or warrant certificate issued to represent the Securities and the Warrant Shares shall bear the following (or a substantially equivalent) conspicuous legend on the face or reverse side thereof:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH

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

                  RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend, unless in the opinion of counsel for the Company, the Securities or the Warrant Shares represented thereby need no longer be subject to the restrictions contained in this Agreement. The Company shall not transfer on its books any certificate for the Securities or the Warrant Shares in violation of the provisions of the Purchaser Documents. The Company shall give appropriate stop transfer instructions to its stock transfer agent with respect to the Securities and the Warrant Shares.

         9.       Indemnification.

                  (a) The Company agrees to indemnify, defend and hold harmless the Purchasers (and each officer, director, partner and Affiliate of the Purchasers) from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including reasonable attorneys' fees and disbursements) (collectively, "Losses") based upon or arising out of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Company contained in the Purchaser Documents.

                  (b) The Purchasers agree, jointly and severally, to indemnify, defend and hold harmless the Company (and each officer, director, stockholder and Affiliate of the Company) from and against any and all Losses based upon or arising out of or connection with any inaccuracy in or breach of any representation, warranty, covenant or agreement of any Purchaser contained in the Purchaser Documents.

         10.      Miscellaneous.

                  (a) Entire Agreement; Assignment. The Purchaser Documents (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

                  (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

            if to Purchaser:     Greenwich Street Capital Partners II, L.P.
                                 388 Greenwich Street, 36th Floor
                                 New York, New York 10013
                                 Attention:  Keith Abell and Matthew C. Kaufman
                                 Facsimile:  (212) 816-0166

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

            with a copy to:      Dechert Price & Rhoads
                                 30 Rockefeller Plaza
                                 New York, New York 10112
                                 Attention: Ronald R. Jewell, Esq.
                                 Facsimile: (212) 698-3599

            if to the Company:   Walnut Financial Services, Inc. (or THCG, Inc.)
                                 650 Madison Avenue
                                 New York, New York 10022
                                 Attention:  President
                                 Facsimile:  (212) 223-0161

            with a copy to:      Kramer Levin Naftalis & Frankel LLP
                                 919 Third Avenue
                                 New York, New York 10022
                                 Attention: Peter S. Kolevzon, Esq.
                                 Facsimile: (212) 715-8000

or to such other address, facsimile number or Person's attention as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                  (c) Parties in Interest. The Purchaser Documents shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except for those parties indemnified pursuant to Section 9 or pursuant to the provisions of Section 8 of the Registration Rights Agreement, nothing in the Purchaser Documents, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of the Purchaser Documents.

                  (d) Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  (f) Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article, Schedule or Exhibit, such reference shall be to a Section or Article of or Schedule or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

                  (g) Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND

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

GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  (h) Waiver of Jury Trial. THE PURCHASERS AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PURCHASER DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (i) Expenses. Each party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, except that at the Closing the Company shall reimburse Greenwich II, on behalf of the Purchasers, for their reasonable out-of-pocket expenses in connection with the foregoing, up to an aggregate amount of $50,000.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                      Greenwich Street Capital Partners II, L.P.
                                      GSCP Offshore Fund, L.P.
                                      Greenwich Fund, L.P.
                                      Greenwich Street Employees Fund, L.P.
                                      TRV Executive Fund, L.P.
                                      By: Greenwich Street Investments II,
                                          L.L.C., their general partner

Walnut Financial Services, Inc.

By:____________________________       By: ______________________________________
       Joel S. Kanter                     Print Name:
       President                          Print Title:


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